Exhibit 10.1

AMENDMENT TO THE EMPLOYMENT AGREEMENT

This Amendment to the employment agreement (“Amendment”) is between Beasley Mezzanine Holdings, LLC (“Employer”) and Marie Tedesco (“Employee”).

WITNESSETH

WHEREAS, the Employer and the Employee desire to extend and amend the Employment Agreement (“Employment Agreement”) effective January 1, 2017, and as amended on November 1, 2018;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Employee and the Employer hereby agree as of the Amendment Date to the following:

1.

To extend the term of the Employment Agreement for an additional one-year term. Pursuant to Paragraph 2 of the Employment Agreement, Employer and Employee agree that Employee’s Term of Employment shall be extended for an additional one-year term beginning on January 1, 2020 and expiring on December 31, 2020.

2.

Additional One-Year Award of Restricted Stock Grants. The Restricted Stock Grants paragraph in Attachment B of the Agreement is deleted in its entirety and replaced with the paragraph in Attachment B, which is attached hereto and incorporated herein to this Amendment.

3.	No Other Amendment. Except as expressly set forth in this Extension Agreement, the Employment Agreement shall remain unchanged and shall continue in full force and effect according to its terms.

4.

Acknowledgement. The Employee acknowledges and agrees that the Employee has carefully read this Amendment in its entirety, fully understands and agrees to its terms and provisions, and intends and agrees that it be final and legally binding on the Employee and the Employer.

IN WITNESS WHEREOF, the Employee has hereunto set the Employee’s hand and the Employer has caused this Amendment to be executed in its name on its behalf, all as of August 31, 2020 (the “Amendment Date”).

EMPLOYEE	EMPLOYER

/s/ Marie Tedesco	By:	/s/ Caroline Beasley
Marie Tedesco		Caroline Beasley, CEO

ATTACHMENT B

Restricted Stock Grants. As soon as reasonably practicable following the date hereof, subject to the approval of the Compensation Committee, Employee shall be granted 15,000 shares of Restricted Stock pursuant to the Beasley Broadcast Group Inc. 2007 Equity Incentive Award Plan (“Restricted Stock Units”). The 15,000 shares shall vest on January 1, 2021 (the “Vesting Date”), provided that the Employee remains continuously Employed by Employer from the date of grant through the Vesting Date. The Restricted Stock Units shall be governed by the terms of a restricted stock agreement that is approved by the Compensation Committee.

2